December 3, 2004

Board of Directors
AHA Investment Funds, Inc.
190 South LaSalle Street - Suite 2800
Chicago, IL 60606

Ladies and Gentlemen:

We hereby consent to the incorporation by reference of our opinion filed with the Registrant’s registration statement on Form N-1A on October 29, 2004 (Securities Act file no. 33-21969). In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan & Hartson L.L.P.

HOGAN & HARTSON L.L.P.